Exhibit 99.1

2Q 2026

Supplemental Information Package

Development Project:
8500 Advanced Gateway
Huntsville, AL

COPT DEFENSE PROPERTIES

CDP LISTED NYSE

COPT Defense Properties
Supplemental Information + Earnings Release - Unaudited
For the Period Ended 6/30/26

OVERVIEW	Summary Description	1

103
CONFERENCE
ROOM
Vacant
one
The Height of
Her Career

	Equity Research Coverage	2
	Selected Financial Summary Data	3
	Selected Portfolio Data	5

FINANCIAL STATEMENTS	Consolidated Balance Sheets	6
	Consolidated Statements of Operations	7
	Funds from Operations	8
	Diluted Share + Unit Computations	9
	Adjusted Funds from Operations	10
	EBITDAre + Adjusted EBITDA	11

PORTFOLIO INFORMATION	Properties by Segment	12
	Consolidated Real Estate Revenues + NOI by Segment	13
	Cash NOI by Segment	14
	NOI from Real Estate Operations + Occupancy by Property Grouping	15
	Same Property Average Occupancy Rates by Segment	16
	Same Property Period End Occupancy Rates by Segment	16
	Same Property Real Estate Revenues + NOI by Segment	17
	Same Property Cash NOI by Segment	18
	Leasing	19
	Lease Expiration Analysis	21
	2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis	23
	Top 20 Tenants	24

INVESTING ACTIVITY	Summary of Acquisition	25
	Summary of Development Projects	26
	Development Placed in Service	27
	Summary of Land Owned/Controlled	28

CAPITALIZATION	Capitalization Overview	29
	Summary of Outstanding Debt	30
	Debt Analysis	32
	Consolidated Real Estate Joint Ventures	33
	Unconsolidated Real Estate Joint Ventures	34	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

RECONCILIATIONS + DEFINITIONS	Supplementary Reconciliations of Non-GAAP Measures	35
	Definitions	38

EARNINGS RELEASE		i

COPT Defense Properties
Summary Description

THE COMPANY
COPT Defense Properties (the “Company” or “COPT Defense”), an S&P MidCap 400 Company, is a self-managed real estate investment trust (“REIT”) focused on owning, operating, and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. The ticker symbol under which our common shares are publicly traded on the New York Stock Exchange is “CDP”. As of June 30, 2026, our Defense/IT Portfolio of 202 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.3 million square feet and was 96.4% leased.

MANAGEMENT	INVESTOR RELATIONS
Stephen E. Budorick, President + CEO	Venkat Kommineni, VP
Britt A. Snider, EVP + COO	443.285.5587 | venkat.kommineni@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Senior Manager
443.285.5452 | michelle.layne@copt.com

CORPORATE CREDIT RATING
Fitch: BBB- Stable | Moody’s: Baa2 Stable | S&P: BBB- Stable

DISCLOSURE STATEMENT
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements. The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025.

1	2Q 2026 Supplemental Information Package

COPT Defense Properties
Equity Research Coverage

FIRM	SENIOR ANALYST	PHONE	EMAIL
BTIG	Tom Catherwood	212.738.6410	tcatherwood@btig.com
Cantor Fitzgerald	Richard Anderson	929.441.6927	richard.anderson@cantor.com
Citigroup Global Markets	Seth Bergey	212.816.2066	seth.bergey@citi.com
Evercore ISI	Steve Sakwa	212.446.9462	steve.sakwa@evercoreisi.com
Green Street	Dylan Burzinski	949.640.8780	dburzinski@greenstreet.com
Jefferies	Joe Dickstein	212.778.8771	jdickstein1@jefferies.com
JP Morgan	Tony Paolone	212.622.6682	anthony.paolone@jpmorgan.com
Truist Securities	Michael Lewis	212.319.5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	410.662.2556	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through FactSet. Any opinions, estimates, or forecasts the above analysts make regarding COPT Defense’s future performance are their own and do not represent the views, estimates, or forecasts of COPT Defense’s management.

2	2Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data
(in thousands, except per share data)

	Page Refer.	Three Months Ended					Six Months Ended
SUMMARY OF RESULTS		6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income	7	$48,559	$40,139	$39,396	$43,744	$40,166	$88,698	$76,394
NOI from real estate operations	13	$120,090	$115,217	$113,952	$111,818	$112,412	$235,307	$219,858
Same Property NOI	17	$114,967	$110,381	$110,957	$111,277	$111,907	$225,348	$218,953
Same Property cash NOI	18	$112,252	$106,253	$106,666	$106,864	$104,519	$218,505	$205,311
Adjusted EBITDA	11	$110,680	$107,832	$108,223	$103,771	$104,726	$218,512	$203,845
FFO per NAREIT	8	$85,002	$81,838	$82,371	$82,090	$80,471	$166,840	$156,499
Diluted AFFO available to common share and unit holders	10	$69,114	$65,084	$57,209	$63,274	$57,660	$134,198	$113,757
Dividend per common share	N/A	$0.32	$0.32	$0.305	$0.305	$0.305	$0.64	$0.61

Per share - diluted
EPS	9	$0.40	$0.34	$0.33	$0.37	$0.34	$0.74	$0.64
FFO - Nareit	9	$0.71	$0.69	$0.70	$0.69	$0.68	$1.40	$1.33
FFO - as adjusted for comparability	9	$0.71	$0.69	$0.70	$0.69	$0.68	$1.40	$1.33

Numerators for diluted per share amounts
Diluted EPS	7	$46,254	$38,395	$37,388	$41,594	$38,235	$84,650	$72,858
Diluted FFO available to common share and unit holders	8	$83,015	$80,168	$80,358	$80,093	$78,635	$163,183	$153,080
Diluted FFO available to common share and unit holders, as adjusted for comparability	8	$83,015	$80,168	$80,424	$80,121	$78,635	$163,183	$153,080

3	2Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Financial Summary Data (continued)
(in thousands, except ratios)

	Page Refer.	As of or for Three Months Ended					As of and for Six Months Ended
PAYOUT RATIOS AND CAPITALIZATION		6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
GAAP
Payout ratio
Net income	N/A	76.4%	92.5%	89.3%	80.5%	87.7%	83.7%	92.2%

Capitalization and debt ratios
Total assets	6	$4,515,281	$4,458,909	$4,701,790	$4,351,432	$4,286,950
Total equity	6	$1,580,961	$1,566,641	$1,562,169	$1,555,039	$1,545,741
Debt per balance sheet	6	$2,592,436	$2,546,958	$2,767,834	$2,443,518	$2,438,591
Debt to assets	32	57.4%	57.1%	58.9%	56.2%	56.9%	N/A	N/A
Net income to interest expense ratio	32	2.0x	1.7x	1.6x	2.1x	1.9x	1.8x	1.8x
Debt to net income ratio	32	13.3x	15.9x	17.6x	14.0x	15.2x	N/A	N/A

Non-GAAP
Payout ratios
Diluted FFO	N/A	44.4%	46.0%	43.5%	43.7%	44.5%	45.2%	45.7%
Diluted FFO - as adjusted for comparability	N/A	44.4%	46.0%	43.5%	43.7%	44.5%	45.2%	45.7%
Diluted AFFO	N/A	53.3%	56.6%	61.2%	55.3%	60.7%	54.9%	61.5%

Capitalization and debt ratios
Total Market Capitalization	29	$6,829,549	$6,112,751	$5,997,335	$5,814,654	$5,640,563
Total Equity Market Capitalization	29	$4,216,509	$3,543,847	$3,206,035	$3,352,013	$3,181,463
Net debt	37	$2,662,801	$2,614,344	$2,589,666	$2,512,124	$2,489,618
Net debt to adjusted book	32	40.8%	40.6%	40.5%	40.2%	40.6%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	32	4.4x	4.3x	4.3x	4.8x	4.9x	4.3x	4.8x
Net debt to in-place adjusted EBITDA ratio	32	6.0x	6.1x	5.9x	6.1x	5.9x	N/A	N/A
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	32	5.9x	5.9x	5.8x	5.8x	5.8x	N/A	N/A

4	2Q 2026 Supplemental Information Package

COPT Defense Properties
Selected Portfolio Data (1)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
# of Properties
Total Portfolio	208	207	207	204	204
Consolidated Portfolio	184	183	183	180	180
Defense/IT Portfolio	202	201	201	198	198
Same Property	203	203	203	203	203

% Occupied
Total Portfolio	94.1%	94.4%	94.0%	93.9%	94.0%
Consolidated Portfolio	92.9%	93.2%	92.8%	92.6%	92.8%
Defense/IT Portfolio	95.1%	95.6%	95.5%	95.4%	95.6%
Same Property	94.5%	94.2%	93.9%	93.9%	94.0%

% Leased
Total Portfolio	95.6%	95.2%	95.3%	95.7%	95.6%
Consolidated Portfolio	94.7%	94.3%	94.3%	94.8%	94.6%
Defense/IT Portfolio	96.4%	96.4%	96.5%	97.0%	96.8%
Same Property	95.4%	95.1%	95.4%	95.7%	95.5%

Square Feet (in thousands)
Total Portfolio	25,303	25,155	25,147	24,585	24,571
Consolidated Portfolio	21,008	20,859	20,851	20,290	20,276
Defense/IT Portfolio	23,316	23,167	23,159	22,597	22,583
Same Property	24,557	24,557	24,557	24,557	24,557
(1)Except for the Consolidated Portfolio, includes properties owned through unconsolidated real estate JVs (see page 34).

5	2Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Balance Sheets
(in thousands)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Assets
Properties, net
Operating properties, net	$3,521,326	$3,494,556	$3,500,087	$3,372,672	$3,359,676
Development and redevelopment in progress, including land (1)	113,632	120,936	95,284	140,091	108,710
Land held (1)	178,510	187,484	188,106	213,093	214,170
Total properties, net	3,813,468	3,802,976	3,783,477	3,725,856	3,682,556
Property - operating lease right-of-use assets	47,405	48,906	50,383	51,838	53,271
Assets held for sale	11,194	—	—	—	—
Cash and cash equivalents	24,157	28,580	274,986	23,687	21,288
Investment in unconsolidated real estate joint ventures	35,521	35,818	36,368	36,301	38,555
Accounts receivable, net	53,567	51,907	58,185	38,931	43,873
Deferred rent receivable	183,463	182,647	177,921	173,758	171,257
Lease incentives, net	72,508	71,879	72,347	68,263	66,478
Investment in sales-type leases, net	48,250	5,178	3,830	3,999	4,165
Deferred leasing costs, net	76,113	76,430	75,052	72,272	73,342
Investing receivables, net	72,637	69,922	69,856	79,772	79,300
Prepaid expenses and other assets, net	76,998	84,666	99,385	76,755	52,865
Total assets	$4,515,281	$4,458,909	$4,701,790	$4,351,432	$4,286,950
Liabilities and equity
Liabilities
Debt	$2,592,436	$2,546,958	$2,767,834	$2,443,518	$2,438,591
Accounts payable and accrued expenses	115,668	116,954	147,200	135,331	106,749
Rents received in advance and security deposits	37,541	40,252	37,914	36,988	37,799
Dividends and distributions payable	37,111	37,102	35,205	35,220	35,214
Deferred revenue associated with operating leases	50,560	47,874	47,714	43,671	39,325
Property - operating lease liabilities	42,485	43,768	45,012	46,203	47,372
Other liabilities	33,638	34,230	33,236	31,245	12,901
Total liabilities	2,909,439	2,867,138	3,114,115	2,772,176	2,717,951
Redeemable noncontrolling interest	24,881	25,130	25,506	24,217	23,258
Equity
COPT Defense’s shareholders’ equity
Common shares	1,134	1,134	1,132	1,130	1,129
Additional paid-in capital	2,503,639	2,500,341	2,502,661	2,497,736	2,495,422
Cumulative distributions in excess of net income	(976,558)	(986,706)	(988,957)	(991,935)	(999,218)
Accumulated other comprehensive income (loss)	9	34	(61)	79	342
Total COPT Defense’s shareholders’ equity	1,528,224	1,514,803	1,514,775	1,507,010	1,497,675
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	34,296	33,687	29,317	33,024	33,181
Other consolidated entities	18,441	18,151	18,077	15,005	14,885
Total noncontrolling interests in subsidiaries	52,737	51,838	47,394	48,029	48,066
Total equity	1,580,961	1,566,641	1,562,169	1,555,039	1,545,741
Total liabilities, redeemable noncontrolling interest, and equity	$4,515,281	$4,458,909	$4,701,790	$4,351,432	$4,286,950
(1)Refer to pages 26 and 28 for detail.

6	2Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Revenues
Lease revenue	$188,806	$192,971	$185,002	$178,272	$175,598	$381,777	$350,906
Other property revenue	1,820	1,625	1,483	2,038	1,859	3,445	4,148
Construction contract and other service revenues	6,766	6,041	10,872	8,485	12,458	12,807	22,717
Total revenues	197,392	200,637	197,357	188,795	189,915	398,029	377,771
Operating expenses
Property operating expenses	72,586	81,435	74,616	70,356	66,915	154,021	138,955
Depreciation and amortization associated with real estate operations	42,289	42,685	42,263	40,631	39,573	84,974	78,932
Construction contract and other service expenses	6,023	5,552	10,432	7,952	11,873	11,575	21,578
General and administrative expenses	9,237	8,456	7,943	8,483	8,202	17,693	16,350
Leasing expenses	3,089	2,994	2,896	2,449	2,613	6,083	5,612
Business development expenses and land carry costs	938	1,199	904	1,098	1,096	2,137	2,105
Total operating expenses	134,162	142,321	139,054	130,969	130,272	276,483	263,532
Interest expense	(24,444)	(23,996)	(24,324)	(20,894)	(20,938)	(48,440)	(41,442)
Interest and other income, net	2,973	3,955	5,301	2,591	1,223	6,928	2,791
Gain on sales of real estate	6,442	582	32	3,018	—	7,024	300
Loss on early extinguishment of debt	—	—	(66)	—	—	—	—
Income before equity in income of unconsolidated entities and income taxes	48,201	38,857	39,246	42,541	39,928	87,058	75,888
Equity in income of unconsolidated entities	392	1,406	265	1,815	355	1,798	726
Income tax expense	(34)	(124)	(115)	(612)	(117)	(158)	(220)
Net income	48,559	40,139	39,396	43,744	40,166	88,698	76,394
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(1,038)	(812)	(743)	(924)	(846)	(1,850)	(1,572)
Other consolidated entities	(1,084)	(771)	(1,152)	(1,093)	(973)	(1,855)	(1,735)
Net income attributable to common shareholders	$46,437	$38,556	$37,501	$41,727	$38,347	$84,993	$73,087
Amount allocable to share-based compensation awards	(183)	(161)	(113)	(133)	(112)	(343)	(229)
Numerator for diluted EPS	$46,254	$38,395	$37,388	$41,594	$38,235	$84,650	$72,858

7	2Q 2026 Supplemental Information Package

COPT Defense Properties
Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income	$48,559	$40,139	$39,396	$43,744	$40,166	$88,698	$76,394
Real estate-related depreciation and amortization	42,289	42,685	42,263	40,631	39,573	84,974	78,932
Gain on sales of real estate	(6,442)	(582)	(32)	(3,018)	—	(7,024)	(300)
Depreciation and amortization on unconsolidated real estate JVs (1)	726	742	744	733	732	1,468	1,473
Gain on sale of real estate on unconsolidated real estate JV (1)	(130)	(1,146)	—	—	—	(1,276)	—
FFO - per Nareit (2)	85,002	81,838	82,371	82,090	80,471	166,840	156,499
FFO allocable to other noncontrolling interests (3)	(1,433)	(1,131)	(1,524)	(1,502)	(1,382)	(2,564)	(2,540)
Basic FFO allocable to share-based compensation awards	(617)	(603)	(543)	(548)	(550)	(1,220)	(1,080)
Basic FFO available to common share and common unit holders (2)	82,952	80,104	80,304	80,040	78,539	163,056	152,879
Diluted FFO adjustments allocable to share-based compensation awards	63	64	54	53	96	127	201
Diluted FFO available to common share and common unit holders - per Nareit (2)	83,015	80,168	80,358	80,093	78,635	163,183	153,080
Loss on early extinguishment of debt	—	—	66	—	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs (1)	—	—	—	28	—	—	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (2)	$83,015	$80,168	$80,424	$80,121	$78,635	$163,183	$153,080
(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Pertains to noncontrolling interests in consolidated real estate JVs reported on page 33.

8	2Q 2026 Supplemental Information Package

COPT Defense Properties
Diluted Share + Unit Computations
(in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
EPS Denominator
Weighted average common shares - basic	112,871	112,806	112,733	112,485	112,459	112,839	112,421
Dilutive effect of share-based compensation awards	938	1,031	850	702	765	984	744
Dilutive exchangeable debt	1,087	472	—	—	—	763	—
Weighted average common shares - diluted	114,896	114,309	113,583	113,187	113,224	114,586	113,165
Diluted EPS	$0.40	$0.34	$0.33	$0.37	$0.34	$0.74	$0.64

Weighted Average Shares for period ended
Common shares	112,871	112,806	112,733	112,485	112,459	112,839	112,421
Dilutive effect of share-based compensation awards	938	1,031	850	702	765	984	744
Common units	2,231	2,063	1,926	2,182	2,177	2,147	2,113
Dilutive exchangeable debt	1,087	472	—	—	—	763	—
Denominator for diluted FFO per share and as adjusted for comparability	117,127	116,372	115,509	115,369	115,401	116,733	115,278
Weighted average common units	(2,231)	(2,063)	(1,926)	(2,182)	(2,177)	(2,147)	(2,113)
Denominator for diluted EPS	114,896	114,309	113,583	113,187	113,224	114,586	113,165
Diluted FFO per share - Nareit (1)	$0.71	$0.69	$0.70	$0.69	$0.68	$1.40	$1.33
Diluted FFO per share - as adjusted for comparability (1)	$0.71	$0.69	$0.70	$0.69	$0.68	$1.40	$1.33
(1)Refer to the section entitled “Definitions” for a definition of this measure.

9	2Q 2026 Supplemental Information Package

COPT Defense Properties
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$83,015	$80,168	$80,424	$80,121	$78,635	$163,183	$153,080
Straight line rent adjustments and lease incentive amortization	5,377	(1,330)	3,634	5,053	(1,836)	4,047	(3,535)
Amortization of intangibles and other assets included in NOI	106	60	(384)	42	64	166	226
Sales-type lease adjustments	101	—	—	—	—	101	—
Share-based compensation, net of amounts capitalized	3,376	3,186	2,954	2,961	2,924	6,562	5,778
Amortization of deferred financing costs	794	832	817	657	657	1,626	1,324
Amortization of net debt discounts and commissions, net of amounts capitalized	1,076	1,217	1,282	1,070	1,060	2,293	2,111
Replacement capital expenditures (1)	(25,117)	(19,205)	(31,290)	(26,982)	(23,919)	(44,322)	(45,383)
Other	386	156	(228)	352	75	542	156
Diluted AFFO available to common share and common unit holders (“diluted AFFO”) (1)	$69,114	$65,084	$57,209	$63,274	$57,660	$134,198	$113,757

Replacement capital expenditures (1)
Tenant improvements and incentives	$19,905	$15,899	$25,671	$24,769	$15,293	$35,804	$29,051
Building improvements	2,892	1,142	8,888	3,662	5,641	4,034	7,513
Leasing costs	1,420	1,547	5,008	2,240	4,929	2,967	8,390
Net additions to (exclusions from) tenant improvements and incentives	1,167	924	(6,335)	(3,390)	(241)	2,091	3,297
Excluded building improvements	(267)	(307)	(1,942)	(299)	(1,703)	(574)	(1,904)
Excluded leasing costs	—	—	—	—	—	—	(964)
Replacement capital expenditures	$25,117	$19,205	$31,290	$26,982	$23,919	$44,322	$45,383
(1)Refer to the section entitled “Definitions” for a definition of this measure.

10	2Q 2026 Supplemental Information Package

COPT Defense Properties
EBITDAre + Adjusted EBITDA
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income	$48,559	$40,139	$39,396	$43,744	$40,166	$88,698	$76,394
Interest expense	24,444	23,996	24,324	20,894	20,938	48,440	41,442
Income tax expense	34	124	115	612	117	158	220
Real estate-related depreciation and amortization	42,289	42,685	42,263	40,631	39,573	84,974	78,932
Other depreciation and amortization	466	416	435	428	468	882	1,010
Gain on sales of real estate	(6,442)	(582)	(32)	(3,018)	—	(7,024)	(300)
Adjustments from unconsolidated real estate JVs	1,658	650	1,818	1,758	1,515	2,308	3,033
EBITDAre (1)	111,008	107,428	108,319	105,049	102,777	218,436	200,731
Credit loss (recoveries) expense	(978)	(369)	(644)	(324)	1,187	(1,347)	1,702
Business development expenses	650	802	508	731	741	1,452	1,334
Executive transition costs	—	—	—	—	21	—	78
Loss on early extinguishment of debt	—	—	66	—	—	—	—
Loss on early extinguishment of debt on unconsolidated real estate JVs	—	—	—	28	—	—	—
Net gain on other investments	—	(29)	(26)	(1,713)	—	(29)	—
Adjusted EBITDA (1)	110,680	107,832	108,223	103,771	104,726	$218,512	$203,845
Pro forma NOI adjustment for property changes within period	—	—	1,969	21	57
Change in collectability of deferred rental revenue	—	86	127	—	20
In-place adjusted EBITDA (1)	$110,680	$107,918	$110,319	$103,792	$104,803
(1)Refer to the section entitled “Definitions” for a definition of this measure.

11	2Q 2026 Supplemental Information Package

COPT Defense Properties
Properties by Segment - 6/30/26
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Defense/IT Portfolio
Fort Meade/Baltimore Washington (“BW”) Corridor
National Business Park (Annapolis Junction, MD)	35	4,436	92.9%	96.5%
Howard County, MD	36	3,084	91.7%	92.7%
Other	25	1,883	90.7%	92.6%
Total Fort Meade/BW Corridor	96	9,403	92.1%	94.5%
Redstone Arsenal (Huntsville, AL)	25	2,525	97.8%	99.0%
Northern Virginia (“NoVA”) Defense/IT	17	2,644	93.5%	95.2%
Lackland Air Force Base (San Antonio, TX)	9	1,143	100.0%	100.0%
Navy Support	22	1,271	86.2%	87.5%
Data Center Shells
Consolidated Properties	9	2,035	100.0%	100.0%
Unconsolidated JV Properties (1)	24	4,295	100.0%	100.0%
Total Defense/IT Portfolio	202	23,316	95.1%	96.4%
Other	6	1,987	83.1%	85.4%
Total Portfolio	208	25,303	94.1%	95.6%
Consolidated Portfolio	184	21,008	92.9%	94.7%

(1)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

12	2Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Consolidated real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$81,932	$87,533	$82,215	$81,756	$81,337	$169,465	$165,945
Redstone Arsenal	20,137	20,645	19,783	19,477	18,977	40,782	35,399
NoVA Defense/IT	24,824	24,816	23,307	22,343	22,018	49,640	45,180
Lackland Air Force Base	19,552	18,354	20,639	18,555	17,475	37,906	33,885
Navy Support	9,523	8,992	8,621	8,727	8,258	18,515	16,218
Data Center Shells-Consolidated	15,957	14,665	12,642	10,715	10,644	30,622	21,509
Total Defense/IT Portfolio	171,925	175,005	167,207	161,573	158,709	346,930	318,136
Other	18,701	19,591	19,278	18,737	18,748	38,292	36,918
Consolidated real estate revenues (1)	$190,626	$194,596	$186,485	$180,310	$177,457	$385,222	$355,054

NOI from real estate operations (2)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,394	$51,053	$52,028	$53,279	$54,440	$104,447	$107,118
Redstone Arsenal	13,422	13,396	12,857	12,227	12,817	26,818	22,945
NoVA Defense/IT	15,488	14,460	14,104	13,452	13,160	29,948	26,233
Lackland Air Force Base	9,703	9,356	9,059	8,310	8,234	19,059	15,645
Navy Support	5,419	4,633	4,807	4,711	4,402	10,052	8,196
Data Center Shells
Consolidated properties	11,918	12,116	10,486	9,014	8,861	24,034	17,873
COPT Defense’s share of unconsolidated real estate JVs	2,050	2,056	2,083	1,864	1,870	4,106	3,759
Total Defense/IT Portfolio	111,394	107,070	105,424	102,857	103,784	218,464	201,769
Other	8,696	8,147	8,528	8,961	8,628	16,843	18,089
NOI from real estate operations (1)	$120,090	$115,217	$113,952	$111,818	$112,412	$235,307	$219,858
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

13	2Q 2026 Supplemental Information Package

COPT Defense Properties
Cash NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Cash NOI from real estate operations (1)
Defense/IT Portfolio
Fort Meade/BW Corridor	$54,332	$50,873	$52,727	$53,019	$51,640	$105,205	$101,744
Redstone Arsenal	11,062	10,322	9,937	9,549	10,283	21,384	19,006
NoVA Defense/IT	16,033	14,964	14,607	13,669	12,717	30,997	24,980
Lackland Air Force Base	9,121	9,606	8,946	8,863	8,846	18,727	16,932
Navy Support	5,754	4,744	4,628	4,155	4,215	10,498	8,048
Data Center Shells
Consolidated properties	10,800	8,989	8,170	8,217	7,521	19,789	14,523
COPT Defense’s share of unconsolidated real estate JVs	1,763	1,701	1,682	1,655	1,651	3,464	3,279
Total Defense/IT Portfolio	108,865	101,199	100,697	99,127	96,873	210,064	188,512
Other	7,546	7,105	7,010	7,997	8,054	14,651	17,640
Cash NOI from real estate operations (2)	$116,411	$108,304	$107,707	$107,124	$104,927	$224,715	$206,152
(1)Refer to the section entitled “Definitions” for a definition of this measure.
(2)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

14	2Q 2026 Supplemental Information Package

COPT Defense Properties
NOI from Real Estate Operations + Occupancy by Property Grouping - 6/30/26
(dollars and square feet in thousands)

	As of Period End					NOI from Real Estate Operations (3)
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)
Property Grouping						Six Months Ended	% of Six Months Ended
Defense/IT Portfolio
Same Property (2)
Consolidated properties	173	18,275	94.5%	95.4%	$644,895	$205,159	87.2%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	8,913	4,106	1.7%
Total Same Property in Defense/IT Portfolio	197	22,570	95.6%	96.3%	653,808	209,265	88.9%
Properties Placed in Service (4)	4	604	75.5%	100.0%	12,846	6,547	2.8%
Acquired properties (5)	1	142	100.0%	100.0%	4,959	2,652	1.1%
Total Defense/IT Portfolio	202	23,316	95.1%	96.4%	671,613	218,464	92.8%
Other	6	1,987	83.1%	85.4%	72,886	16,843	7.2%
Total Portfolio	208	25,303	94.1%	95.6%	$744,499	$235,307	100.0%
Consolidated Portfolio	184	21,008	92.9%	94.7%	$735,587	$231,201	98.3%
(1)Percentages calculated based on operational square feet.
(2)Refer to the section entitled “Definitions” for a definition of this measure.
(3)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/25.
(5)Includes an operating property acquired in 2025. Also includes NOI from real estate operations associated with a parcel of land subject to a ground lease that we acquired on 4/23/26 and recognized as an investment in a sales-type lease (see page 25).

15	2Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Six Months Ended
			6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,256	93.6%	93.4%	93.6%	94.3%	94.4%	93.5%	94.6%
Redstone Arsenal	24	2,475	96.6%	96.0%	96.6%	96.0%	95.5%	96.3%	95.1%
NoVA Defense/IT	16	2,502	93.5%	93.3%	92.8%	93.1%	92.5%	93.5%	92.4%
Lackland Air Force Base	9	1,142	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	97.7%
Navy Support	22	1,271	86.4%	86.8%	85.8%	83.5%	83.4%	86.6%	82.7%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,570	95.5%	95.4%	95.4%	95.5%	95.4%	95.5%	95.3%
Other	6	1,987	82.9%	79.2%	76.8%	76.2%	75.6%	81.1%	74.5%
Total Same Property	203	24,557	94.5%	94.1%	93.9%	94.0%	93.8%	94.3%	93.6%

Same Property (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Defense/IT Portfolio
Fort Meade/BW Corridor	95	9,256	93.5%	93.5%	93.6%	94.1%	94.5%
Redstone Arsenal	24	2,475	97.7%	96.0%	96.0%	95.7%	95.7%
NoVA Defense/IT	16	2,502	93.2%	93.5%	93.1%	93.0%	93.1%
Lackland Air Force Base	9	1,142	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	22	1,271	86.2%	88.2%	86.9%	83.9%	84.0%
Data Center Shells
Consolidated properties	7	1,629	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	24	4,295	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Portfolio	197	22,570	95.6%	95.5%	95.4%	95.4%	95.6%
Other	6	1,987	83.1%	79.7%	76.6%	76.8%	76.2%
Total Same Property	203	24,557	94.5%	94.2%	93.9%	93.9%	94.0%
(1)Refer to the section entitled “Definitions” for a definition of this measure.

16	2Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Real Estate Revenues + NOI by Segment
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Same Property real estate revenues
Defense/IT Portfolio
Fort Meade/BW Corridor	$81,931	$87,534	$82,215	$81,756	$81,337	$169,465	$165,945
Redstone Arsenal	19,591	20,133	19,302	19,128	18,879	39,724	35,278
NoVA Defense/IT	22,839	23,405	22,349	22,343	22,018	46,244	45,180
Lackland Air Force Base	19,552	18,354	20,639	18,554	17,475	37,906	33,886
Navy Support	9,523	8,992	8,621	8,727	8,258	18,515	16,218
Data Center Shells-Consolidated	12,509	11,393	11,101	10,715	10,644	23,902	21,509
Total Defense/IT Portfolio	165,945	169,811	164,227	161,223	158,611	335,756	318,016
Other	16,282	17,245	16,889	16,419	16,291	33,527	31,966
Same Property real estate revenues	$182,227	$187,056	$181,116	$177,642	$174,902	$369,283	$349,982

Same Property NOI from real estate operations (“NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$53,546	$51,098	$52,067	$53,317	$54,442	$104,644	$107,120
Redstone Arsenal	13,019	12,982	12,472	11,962	12,707	26,001	22,817
NoVA Defense/IT	13,866	13,429	13,318	13,453	13,160	27,295	26,232
Lackland Air Force Base	9,703	9,356	9,059	8,310	8,233	19,059	15,645
Navy Support	5,420	4,632	4,807	4,710	4,403	10,052	8,197
Data Center Shells
Consolidated properties	9,057	9,051	9,022	9,014	8,861	18,108	17,873
COPT Defense’s share of unconsolidated real estate JVs	2,050	2,056	2,083	1,864	1,870	4,106	3,759
Total Defense/IT Portfolio	106,661	102,604	102,828	102,630	103,676	209,265	201,643
Other	8,306	7,777	8,129	8,647	8,231	16,083	17,310
Same Property NOI (1)	$114,967	$110,381	$110,957	$111,277	$111,907	$225,348	$218,953
(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.

17	2Q 2026 Supplemental Information Package

COPT Defense Properties
Same Property Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Same Property cash NOI from real estate operations (“cash NOI”)
Defense/IT Portfolio
Fort Meade/BW Corridor	$54,484	$50,917	$52,766	$53,057	$51,642	$105,401	$101,746
Redstone Arsenal	10,873	10,105	9,824	9,549	10,255	20,978	18,981
NoVA Defense/IT	14,701	14,085	13,945	13,669	12,717	28,786	24,980
Lackland Air Force Base	9,121	9,606	8,947	8,863	8,846	18,727	16,932
Navy Support	5,754	4,744	4,627	4,155	4,215	10,498	8,048
Data Center Shells
Consolidated properties	8,400	8,345	8,247	8,218	7,521	16,745	14,523
COPT Defense’s share of unconsolidated real estate JVs	1,763	1,701	1,682	1,655	1,651	3,464	3,279
Total Defense/IT Portfolio	105,096	99,503	100,038	99,166	96,847	204,599	188,489
Other	7,156	6,750	6,628	7,698	7,672	13,906	16,822
Same Property cash NOI (1)	$112,252	$106,253	$106,666	$106,864	$104,519	$218,505	$205,311
Percentage change in total Same Property cash NOI (1)(2)	7.4%					6.4%
Percentage change in Defense/IT Portfolio Same Property cash NOI (2)	8.5%					8.5%

(1)Refer to the section entitled “Supplementary Reconciliations of Non-GAAP Measures” for reconciliation.
(2)Represents the change between the current period and the same period in the prior year.

18	2Q 2026 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Three Months Ended 6/30/26
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Navy Support	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	116	123	10	95	344	3	347
Expiring Square Feet	237	123	33	112	505	3	508
Vacating Square Feet	121	—	23	16	160	—	160
Retention Rate (% based upon square feet)	49.1%	100.0%	29.4%	85.6%	68.2%	100.0%	68.4%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$1.38	$0.79	$2.44	$0.29	$0.89	$3.11	$0.91
Weighted Average Lease Term in Years	3.8	3.0	2.8	1.7	2.9	3.0	2.9
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$41.52	$25.75	$45.77	$23.65	$31.07	$32.17	$31.08
Expiring Straight-line Rent	$40.35	$24.52	$40.05	$22.54	$29.77	$29.51	$29.76
Change in Straight-line Rent	2.9%	5.0%	14.3%	4.9%	4.4%	9.0%	4.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$42.28	$26.54	$44.96	$23.88	$31.65	$31.07	$31.64
Expiring Cash Rent	$41.78	$27.14	$44.48	$24.06	$31.73	$30.02	$31.71
Change in Cash Rent	1.2%	(2.2%)	1.1%	(0.8%)	(0.3%)	3.5%	(0.2%)
Compound Annual Growth Rate	3.9%	3.4%	3.8%	2.2%	3.2%	7.1%	3.3%
Average Escalations Per Year	2.5%	2.5%	1.8%	2.5%	2.5%	3.5%	2.5%
New Leases
Investment Space
Leased Square Feet	—	32	—	—	32	—	32
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$—	$8.63	$—	$—	$8.63	$—	$8.63
Weighted Average Lease Term in Years	—	10.0	—	—	10.0	—	10.0
Straight-line Rent Per Square Foot	$—	$40.67	$—	$—	$40.67	$—	$40.67
Cash Rent Per Square Foot	$—	$38.00	$—	$—	$38.00	$—	$38.00
Vacant Space
Leased Square Feet	46	30	31	11	118	21	139
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$6.15	$12.17	$14.04	$5.00	$9.65	$7.48	$9.33
Weighted Average Lease Term in Years	5.1	5.0	10.8	6.5	6.7	8.5	7.0
Straight-line Rent Per Square Foot	$27.97	$34.04	$43.65	$35.14	$34.32	$30.07	$33.69
Cash Rent Per Square Foot	$28.81	$34.08	$41.71	$34.16	$34.05	$29.00	$33.30
Total Square Feet Leased	162	185	41	106	494	24	518
Average Escalations Per Year	2.6%	2.5%	2.5%	2.7%	2.5%	2.8%	2.6%

(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

19	2Q 2026 Supplemental Information Package

COPT Defense Properties
Leasing (1)(2)
Six Months Ended 6/30/26
(square feet in thousands)

	Defense/IT Portfolio
	Ft Meade/BW Corridor	Redstone Arsenal	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Total Defense/IT Portfolio	Other	Total
Renewed Space
Leased Square Feet	249	142	41	953	120	1,505	5	1,510
Expiring Square Feet	452	142	70	953	165	1,781	7	1,789
Vacating Square Feet	202	—	29	—	45	276	2	278
Retention Rate (% based upon square feet)	55.4%	100.0%	58.5%	100.0%	72.6%	84.5%	66.9%	84.4%
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$1.03	$0.77	$6.87	$2.14	$0.33	$1.81	$1.91	$1.81
Weighted Average Lease Term in Years	3.6	2.8	5.3	4.6	2.4	4.1	2.2	4.1
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$35.55	$26.49	$39.22	$67.05	$21.74	$53.64	$28.64	$53.55
Expiring Straight-line Rent	$34.42	$25.30	$33.83	$59.50	$21.24	$48.37	$26.26	$48.30
Change in Straight-line Rent	3.3%	4.7%	15.9%	12.7%	2.4%	10.9%	9.1%	10.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.47	$27.12	$38.98	$65.65	$22.33	$52.83	$27.97	$52.75
Expiring Cash Rent	$35.35	$27.63	$38.05	$63.01	$22.57	$51.18	$27.32	$51.11
Change in Cash Rent	0.3%	(1.9%)	2.4%	4.2%	(1.1%)	3.2%	2.4%	3.2%
Compound Annual Growth Rate	4.3%	3.8%	4.2%	6.3%	1.3%	5.3%	5.2%	5.3%
Average Escalations Per Year	3.5%	2.5%	2.5%	3.0%	2.5%	3.0%	3.5%	3.0%
New Leases
Investment Space
Leased Square Feet	384	32	—	—	—	416	—	416
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$4.16	$8.63	$—	$—	$—	$4.50	$—	$4.50
Weighted Average Lease Term in Years	13.4	10.0	—	—	—	13.1	—	13.1
Straight-line Rent Per Square Foot	$54.76	$40.67	$—	$—	$—	$53.68	$—	$53.68
Cash Rent Per Square Foot	$48.05	$38.00	$—	$—	$—	$47.28	$—	$47.28
Vacant Space
Leased Square Feet	115	35	31	—	25	206	25	231
Statistics for Completed Leasing
Per Annum Average Committed Cost per Square Foot	$5.35	$10.93	$14.04	$—	$4.77	$7.55	$8.13	$7.61
Weighted Average Lease Term in Years	6.1	4.9	10.8	—	6.7	6.7	7.9	6.8
Straight-line Rent Per Square Foot	$27.14	$33.25	$43.65	$—	$28.58	$30.86	$29.74	$30.73
Cash Rent Per Square Foot	$28.26	$33.12	$41.71	$—	$28.03	$31.10	$28.95	$30.86
Total Square Feet Leased	748	209	72	953	145	2,127	30	2,157
Average Escalations Per Year	2.8%	2.5%	2.5%	3.0%	2.7%	2.8%	2.8%	2.8%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

20	2Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,237	$57,709	8.6%	$46.62
Redstone Arsenal	4	131	—%	33.69
NoVA Defense/IT	44	1,299	0.2%	29.47
Lackland Air Force Base	40	1,303	0.2%	32.75
Navy Support	45	1,528	0.2%	33.60
2026	1,370	61,970	9.2%	45.20
Fort Meade/BW Corridor	1,086	42,690	6.4%	39.30
Redstone Arsenal	61	1,901	0.3%	30.93
NoVA Defense/IT	119	4,269	0.6%	35.89
Navy Support	280	9,980	1.5%	35.68
Data Center Shells-Unconsolidated JV Properties	364	593	0.1%	16.28
2027	1,910	59,433	8.8%	37.55
Fort Meade/BW Corridor	2,032	79,372	11.8%	38.99
Redstone Arsenal	137	3,959	0.6%	28.98
NoVA Defense/IT	410	18,030	2.7%	43.97
Navy Support	175	4,908	0.7%	28.06
Data Center Shells-Unconsolidated JV Properties	515	952	0.1%	18.47
2028	3,269	107,221	16.0%	38.17
Fort Meade/BW Corridor	1,237	43,428	6.5%	35.07
Redstone Arsenal	464	10,492	1.6%	22.53
NoVA Defense/IT	728	29,374	4.4%	40.35
Navy Support	137	4,210	0.6%	30.67
Data Center Shells-Unconsolidated JV Properties	992	2,419	0.4%	24.39
2029	3,558	89,923	13.4%	33.71
Fort Meade/BW Corridor	1,108	37,608	5.6%	33.85
Redstone Arsenal	246	7,005	1.0%	28.43
NoVA Defense/IT	116	4,584	0.7%	39.46
Lackland Air Force Base	703	48,358	7.2%	68.82
Navy Support	67	1,939	0.3%	29.10
Data Center Shells-Unconsolidated JV Properties	432	884	0.1%	20.45
2030	2,672	100,378	14.9%	43.92
Thereafter
Consolidated Properties	7,395	248,623	37.0%	32.88
Unconsolidated JV Properties	1,992	4,065	0.6%	20.41
Total Defense/IT Portfolio	22,166	$671,613	100.0%	$36.38

21	2Q 2026 Supplemental Information Package

COPT Defense Properties
Lease Expiration Analysis as of 6/30/26 (1) (continued)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Total Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Total Defense/IT Portfolio	22,166	$671,613	90.2%	$36.38
Other
2026	86	65	—%	0.76
2027	98	4,490	0.6%	45.10
2028	264	17,440	2.3%	38.49
2029	160	6,931	0.9%	43.25
2030	33	1,262	0.2%	38.51
Thereafter	1,010	42,698	5.7%	42.24
Total Other	1,651	72,886	9.8%	39.66
Total Portfolio	23,817	$744,499	100.0%	$36.65
Consolidated Portfolio	19,522	$735,587
Unconsolidated JV Properties	4,295	$8,913
Note: As of 6/30/26, the weighted average lease term was 5.0 years for both the total and Defense/IT portfolio and 5.1 years for the consolidated portfolio.

(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/26. With regard to properties owned through unconsolidated real estate JVs, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to our ownership interest.
(2)The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

22	2Q 2026 Supplemental Information Package

COPT Defense Properties
2026 Defense/IT Portfolio Quarterly Lease Expiration Analysis as of 6/30/26 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Defense/IT Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Defense/IT Portfolio
Fort Meade/BW Corridor	1,042	$47,228	7.0%	$45.30
Redstone Arsenal	4	131	—%	33.69
NoVA Defense/IT	25	914	0.1%	37.25
Lackland Air Force Base	40	1,303	0.2%	32.75
Navy Support	9	281	—%	31.59
Q3 2026	1,120	49,857	7.3%	44.52
Fort Meade/BW Corridor	195	10,481	1.6%	53.73
NoVA Defense/IT	19	385	0.1%	19.69
Navy Support	36	1,247	0.2%	34.09
Q4 2026	250	12,113	1.9%	48.21

	1,370	$61,970	9.2%	$45.20
(1)This expiration analysis reflects consolidated and unconsolidated properties and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 6/30/26.
(2)The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.

23	2Q 2026 Supplemental Information Package

COPT Defense Properties
Top 20 Tenants as of 6/30/26 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$262,390	35.2%	5,663	3.6
Fortune 100 Company		80,939	10.9%	6,763	7.1
General Dynamics Corporation		33,796	4.5%	657	2.6
Peraton Corp.		19,155	2.6%	488	5.0
CACI International Inc		16,290	2.2%	388	3.5
Northrop Grumman Corporation		15,956	2.1%	519	5.3
The Boeing Company		15,887	2.1%	452	2.2
Fortune 100 Company		12,310	1.7%	183	8.3
Booz Allen Hamilton, Inc.		11,496	1.5%	266	1.3
Morrison & Foerster, LLP		10,122	1.4%	102	10.8
KBR, Inc.		8,543	1.1%	284	7.6
CareFirst, Inc.		8,046	1.1%	216	10.4
Yulista Holding, LLC		7,701	1.0%	368	3.5
Amentum Holdings, Inc.		7,145	1.0%	198	3.4
Mantech International Corp.		7,124	1.0%	208	2.3
AT&T Corporation		7,038	0.9%	313	3.4
University System of Maryland		6,784	0.9%	180	3.8
Wells Fargo & Company		6,207	0.8%	138	2.5
Lockheed Martin Corporation		6,070	0.8%	194	4.1
The MITRE Corporation		4,982	0.7%	139	3.7
Subtotal Top 20 Tenants		547,981	73.5%	17,719	5.1
All remaining tenants		196,518	26.5%	6,098	4.8
Total / Weighted Average		$744,499	100.0%	23,817	5.0

(1)For properties owned through unconsolidated real estate JVs, includes our share of those properties’ ARR of $8.9 million (see page 34 for additional information).
(2)Refer to the section entitled “Definitions” for a definition of annualized rental revenue.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 6/30/26, $6.7 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

24	2Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Acquisition
(dollars and square feet in thousands)

Property	Property Segment/Sub-Segment	Location	Transaction Date	Transaction Value (1)
Quarter Ended 6/30/26
Mission Ridge (1)	NoVA Defense/IT	Chantilly, VA	4/23/26	$43,000
(1)This 17 acre land parcel is subject to a ground lease underlying two fully-leased operating properties located at 15020 and 15030 Conference Center Drive in Chantilly, Virginia and recognized as an investment in a sales-type lease.

25	2Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Development Projects as of 6/30/26 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 6/30/26	as of 6/30/26 (2)		Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date
Property and Segment/Sub-Segment	Location
Defense/IT Portfolio
Fort Meade/BW Corridor
4400 River Road	College Park, MD	110	100%	$66,266	$11,493	2Q 27	3Q 27
620 Guardian Way	Annapolis Junction, MD	236	100%	145,970	25,307	3Q 28	3Q 28
Fort Meade/BW Corridor Subtotal / Average		346	100%	212,236	36,800
Redstone Arsenal
7700 Advanced Gateway	Huntsville, AL	101	100%	32,760	16,276	1Q 27	1Q 27
8500 Advanced Gateway	Huntsville, AL	155	41%	52,596	34,805	2Q 26	2Q 27
410 Goss Road	Huntsville, AL	151	0%	55,003	17,823	3Q 27	3Q 28
Redstone Arsenal Subtotal / Average		407	40%	140,359	68,904
Lackland Air Force Base
Project EL 2	San Antonio, TX	132	100%	87,600	9,482	4Q 27	4Q 27
Total Defense/IT Portfolio Under Development		885	73%	$440,195	$115,186
(1)Includes properties under, or contractually committed for, development as of 6/30/26.
(2)Cost includes land, development, leasing costs, and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

26	2Q 2026 Supplemental Information Package

COPT Defense Properties
Development Placed in Service as of 6/30/26
(square feet in thousands)

				Square Feet Placed in Service			Total Space Placed in Service % Leased as of 6/30/26
		Total Property
	Property Segment/Sub-Segment	% Leased as of 6/30/26	Rentable Square Feet	2026
Property and Location				1st Quarter	2nd Quarter	Total 2026
400 National Business Parkway Annapolis Junction, MD	Fort Meade/BW Corridor	100%	148	—	148	148	100%

27	2Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Land Owned/Controlled as of 6/30/26 (1)
(dollars and square feet in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Defense/IT Portfolio land owned/controlled for future development
Fort Meade/BW Corridor
National Business Park (Annapolis Junction, MD)	136	1,067
Howard County, MD	19	290
Other (2)	92	778
Total Fort Meade/BW Corridor	247	2,135
Redstone Arsenal (3)	271	2,949
NoVA Defense/IT	29	1,739
Navy Support	36	57
Data Center Shells	365	3,300
Total Defense/IT Portfolio land owned/controlled for future development	948	10,180	$172,494
Other land owned/controlled (4)	10	900	6,016
Land held, net (2)	958	11,080	$178,510

(1)This non-operational land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 26. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)Excludes land in Hanover, Maryland classified as assets held for sale on our consolidated balance sheet.
(3)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated JV (see page 33). As this land is developed in the future, the JV will execute site-specific leases under the master lease agreement. Lease payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.
(4)Includes effect of our sale of non-operating properties in Aberdeen, Maryland for $8.5 million on 5/1/26.

28	2Q 2026 Supplemental Information Package

COPT Defense Properties
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Amount Outstanding at 6/30/26

Debt
Unsecured debt	4.3	3.52%	3.72%	$2,467,000
Secured debt	4.0	4.99%	4.85%	146,040
Total Consolidated Debt	4.3	3.60%	3.78%	$2,613,040

Fixed-rate debt (3)	4.4	3.37%	3.60%	$2,155,040
Variable-rate debt (3)	3.9	4.67%	4.66%	458,000
Total Consolidated Debt				$2,613,040

Common Equity
Common Shares				113,412
Common Units (4)				2,458
Total Common Shares and Units				115,870

Closing Common Share Price on 6/30/26				$36.39
Equity Market Capitalization (5)				$4,216,509

Total Market Capitalization (5)				$6,829,549
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility, term loan, and Revolving Development Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of an interest rate swap with a notional amount totaling $10.0 million that hedges the risk of changes in interest rates on variable-rate debt.
(4)Includes certain unvested share-based compensation awards in the form of profit interest units.
(5)Refer to the section entitled “Definitions” for a definition of this measure.

Investment Grade Ratings & Outlook			Latest Report
Fitch	BBB-	Stable	2/25/26
Moody’s	Baa2	Stable	3/12/26
S&P	BBB-	Stable	4/11/25
`

29	2Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/26
(dollars in thousands)

	Stated Rate	Amount Outstanding	Maturity Date		Debt Summary	Stated Rate	Amount Outstanding
Unsecured Debt					Total Unsecured Debt	3.52%	$2,467,000
Revolving Credit Facility	SOFR+0.85%	$272,000	Oct-29	(1)(2)	Total Secured Debt	4.99%	146,040
Senior Unsecured Notes					Consolidated Debt	3.60%	$2,613,040
5.25% due 2028	5.25%	345,000	Sep-28	(3)
2.00% due 2029	2.00%	400,000	Jan-29		Debt per balance sheet		$2,592,436
4.50% due 2030	4.50%	400,000	Oct-30		Net discounts and commissions and deferred financing costs		20,604
2.75% due 2031	2.75%	600,000	Apr-31		Consolidated Debt		2,613,040
2.90% due 2033	2.90%	400,000	Dec-33		COPT Defense’s share of unconsolidated JV gross secured debt (7)		75,250
Subtotal - Senior Unsecured Notes	3.37%	2,145,000			Gross debt		$2,688,290

Unsecured Bank Term Loan	SOFR+1.05%	50,000	Jan-27	(2)(4)
Total Unsecured Debt	3.52%	$2,467,000

Secured Debt
Revolving Development Facility	SOFR+1.35%	$136,000	Oct-29	(2)(5)
M Square
5801 University Research Court (2)(6)	SOFR +0.10%+1.45%	10,040	Aug-26
Total Secured Debt	4.99%	$146,040
(1)The Revolving Credit Facility matures in October 2029 and may be extended by two six-month periods at our option.
(2)Pre-payable anytime without penalty.
(3)These notes are due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes. Upon exchange of the notes, the principal amount of notes exchanged is payable in cash, with the remainder of the exchange obligation, if any, payable in cash, common shares, or a combination thereof at our election.
(4)The term loan matures in January 2027 and may be extended by a 12-month period at our option.
(5)The Revolving Development Facility matures in October 2029 and may be extended by a 12-month period at our option.
(6)This property is owned through a consolidated JV.
(7)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

30	2Q 2026 Supplemental Information Package

COPT Defense Properties
Summary of Outstanding Debt as of 6/30/26 (continued)

(1)Term loan balance of $50.0 million is included in 2028 assuming our exercise of a 12-month extension option. Also included is $345.0 million principal amount of exchangeable senior notes due in 2028 unless earlier exchanged, redeemed, or repurchased only in the event of certain circumstances and during certain periods defined under the terms of the notes.
(2)Revolving Credit Facility balance of $272.0 million is included in 2030 assuming our exercise of two six-month extension options. Also included is our Revolving Development Facility balance of $136.0 million assuming our exercise of a 12-month extension option.
(3)Includes the effect of an interest rate swap with a notional amount totaling $10.0 million that hedges the risk of changes in interest rates on variable-rate debt.
(4)The interest on this debt is capitalized to our active development projects.

31	2Q 2026 Supplemental Information Package

COPT Defense Properties
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 6/30/26				As of and for Three Months Ended 6/30/26
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	41.5%		Total Debt / Total Assets	< 60%	35.7%
Secured Debt / Total Assets	< 40%	2.3%		Secured Debt / Total Assets	< 40%	2.9%
Debt Service Coverage	> 1.5x	4.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.8x
Unencumbered Assets / Unsecured Debt	> 150%	241.4%		Unsecured Debt / Unencumbered Assets	< 60%	36.3%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.5x

Debt Ratios	Page Refer.			Unencumbered Portfolio Analysis
GAAP				NOI from unencumbered real estate operations		$113,042
Debt per balance sheet	6	$2,592,436		% of total NOI from real estate operations		94%
Total assets	6	$4,515,281		Adjusted EBITDA from unencumbered real estate operations		$103,632
Debt to assets		57.4%		% of total adjusted EBITDA from real estate operations		94%
Net income	7	$48,559		Unencumbered adjusted book		$6,142,829
Debt to net income ratio (2)		13.3	x	% of total adjusted book		94%
Interest expense	7	$24,444
Net income to interest expense ratio (2)		2.0	x

Non-GAAP
Net debt	37	$2,662,801
Adjusted book	37	$6,529,163
Net debt to adjusted book		40.8%
Net debt adjusted for fully-leased investment properties	37	$2,600,243
In-place adjusted EBITDA	11	$110,680
Net debt to in-place adjusted EBITDA ratio		6.0	x
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio		5.9	x
Denominator for debt service coverage	36	$23,791
Denominator for fixed charge coverage	36	$25,365
Adjusted EBITDA	11	$110,680
Adjusted EBITDA debt service coverage ratio		4.7	x
Adjusted EBITDA fixed charge coverage ratio		4.4	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Refer to the section entitled “Definitions” for a definition of this measure.

32	2Q 2026 Supplemental Information Package

COPT Defense Properties
Consolidated Real Estate Joint Ventures as of 6/30/26
(dollars and square feet in thousands)

				NOI from Real Estate Operations (1)			Venture Level Debt Outstanding (3)	COPT Defense Nominal Ownership %
Operating Properties	Operational Square Feet	% Occupied	% Leased	Three Months Ended	Six Months Ended	Total Assets (2)
Suburban MD
M Square Associates, LLC (4 properties)	414	98.5%	98.5%	$2,174	$3,817	$89,076	$10,040	50%
Huntsville, AL
LW Redstone Company, LLC (24 properties)	2,388	98.5%	99.6%	12,845	25,628	636,093	—	85%	(4)
Washington, DC
Stevens Place (1 property)	188	92.2%	93.7%	2,285	4,789	143,450	—	95%
Total / Average	2,990	98.1%	99.0%	$17,304	$34,234	$868,619	$10,040

Non-Operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt Outstanding	COPT Defense Nominal Ownership %
Suburban MD
M Square Research Park	348	$19,079	$—	50%
Huntsville, AL
Redstone Gateway (5)	3,356	167,062	—	85%	(3)
Total	3,704	$186,141	$—

(1)Represents NOI from real estate operations of the JV operating properties before allocation to JV partners.
(2)Total assets includes the assets of the consolidated JV plus any outside investment basis.
(3)Excludes debt from us to the JV, which is eliminated in the presentation of our consolidated financial statements.
(4)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we receive the remainder.
(5)Total assets include $66.1 million in notes receivable due from the City of Huntsville (including accrued interest and excluding allowance for credit losses) in connection with infrastructure costs funded by the JV.

33	2Q 2026 Supplemental Information Package

COPT Defense Properties
Unconsolidated Real Estate Joint Ventures as of 6/30/26 (1)
(dollars and square feet in thousands)

Joint venture information
COPT Defense ownership %	10%
COPT Defense’s investment	$11,224	(2)
# of Properties	24
Square Feet	4,295
% Occupied	100%
COPT Defense’s share of ARR	$8,913

Balance sheet information	Total	COPT Defense’s Share (3)
Operating properties, net	$901,456	$90,146
Total assets	$1,005,573	$100,557
Secured debt (4)	$748,480	$74,848
Total liabilities	$824,197	$82,420

	Three Months Ended		Six Months Ended
Operating information	Total	COPT Defense’s Share (3)	Total	COPT Defense’s Share (3)
Revenue	$25,665	$2,566	$51,838	$5,183
Operating expenses	(5,160)	(516)	(10,779)	(1,077)
NOI from real estate operations and EBITDAre (5)	20,505	2,050	41,059	4,106
Interest expense	(10,629)	(1,062)	(21,166)	(2,116)
Depreciation and amortization	(7,723)	(726)	(15,610)	(1,468)
Gain on sale of real estate (6)	1,306	130	12,769	1,276
Net income	$3,459	$392	$17,052	$1,798

NOI from real estate operations (per above) (5)	$20,505	$2,050	$41,059	$4,106
Straight line rent adjustments	(1,022)	(102)	(2,765)	(276)
Amortization of acquired above- and below-market rents	(1,850)	(185)	(3,654)	(366)
Cash NOI from real estate operations (5)	$17,633	$1,763	$34,640	$3,464
(1)Includes equity method investments in five JVs that own and operate data center shell properties.
(2)Includes $35.5 million reported in “Investment in unconsolidated real estate joint ventures” and $24.3 million for investments with deficit balances reported in “other liabilities” on our consolidated balance sheet. Investments with deficit balances are attributable to JV distributions of debt refinancing proceeds in excess of our equity in two JVs.
(3)Represents the portion allocable to our ownership interest.
(4)Maturities on JV debt range from 2029 to 2030 (assuming exercise of three one-year extension options).
(5)Refer to the section entitled “Definitions” for a definition of this measure.
(6)Represents gain from the sale of a right-of-way easement by one of our JVs.

34	2Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Net income	$48,559	$40,139	$39,396	$43,744	$40,166	$88,698	$76,394
Construction contract and other service revenues	(6,766)	(6,041)	(10,872)	(8,485)	(12,458)	(12,807)	(22,717)
Depreciation and other amortization associated with real estate operations	42,289	42,685	42,263	40,631	39,573	84,974	78,932
Construction contract and other service expenses	6,023	5,552	10,432	7,952	11,873	11,575	21,578
General and administrative expenses	9,237	8,456	7,943	8,483	8,202	17,693	16,350
Leasing expenses	3,089	2,994	2,896	2,449	2,613	6,083	5,612
Business development expenses and land carry costs	938	1,199	904	1,098	1,096	2,137	2,105
Interest expense	24,444	23,996	24,324	20,894	20,938	48,440	41,442
Interest and other income, net	(2,973)	(3,955)	(5,301)	(2,591)	(1,223)	(6,928)	(2,791)
Gain on sales of real estate	(6,442)	(582)	(32)	(3,018)	—	(7,024)	(300)
Loss on early extinguishment of debt	—	—	66	—	—	—	—
Equity in income of unconsolidated entities	(392)	(1,406)	(265)	(1,815)	(355)	(1,798)	(726)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities (2)	2,050	2,056	2,083	1,864	1,870	4,106	3,759
Income tax expense	34	124	115	612	117	158	220
NOI from real estate operations	120,090	115,217	113,952	111,818	112,412	235,307	219,858
Straight line rent adjustments and lease incentive amortization	5,737	(1,028)	3,968	5,551	(1,379)	4,709	(3,254)
Amortization of acquired above- and below-market rents	106	60	(384)	42	65	166	129
Amortization of intangibles and other assets to property operating expenses	—	—	—	—	—	—	98
Lease termination fees, net	(808)	(1,212)	(859)	(1,190)	(729)	(2,020)	(1,563)
Tenant funded landlord assets and lease incentives	(8,528)	(4,378)	(8,569)	(8,888)	(5,223)	(12,906)	(8,636)
Cash NOI adjustments in unconsolidated real estate JVs	(287)	(355)	(401)	(209)	(219)	(642)	(480)
Sales-type lease adjustments	101	—	—	—	—	101	—
Cash NOI from real estate operations	$116,411	$108,304	$107,707	$107,124	$104,927	$224,715	$206,152

NOI from real estate operations (from above)	$120,090	$115,217	$113,952	$111,818	$112,412	$235,307	$219,858
Non-Same Property NOI from real estate operations	(5,123)	(4,836)	(2,995)	(541)	(505)	(9,959)	(905)
Same Property NOI from real estate operations	114,967	110,381	110,957	111,277	111,907	225,348	218,953
Straight line rent adjustments and lease incentive amortization	6,544	677	5,909	2,185	(1,282)	7,221	(3,093)
Amortization of acquired above- and below-market rents	125	80	(371)	41	65	205	129
Lease termination fees, net	(808)	(1,212)	(859)	(1,191)	(728)	(2,020)	(1,562)
Tenant funded landlord assets and lease incentives	(8,528)	(3,318)	(8,569)	(5,239)	(5,223)	(11,846)	(8,636)
Cash NOI adjustments in unconsolidated real estate JVs	(287)	(355)	(401)	(209)	(220)	(642)	(480)
Sales-type lease adjustments	239	—	—	—	—	239	—
Same Property Cash NOI from real estate operations	$112,252	$106,253	$106,666	$106,864	$104,519	$218,505	$205,311
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.
(2)See page 34 for additional disclosure regarding our unconsolidated real estate JVs.

35	2Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1) (continued)
(in thousands)

	Three Months Ended					Six Months Ended
	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25	6/30/26	6/30/25
Real estate revenues
Lease revenue
Fixed-lease revenue from operating leases	$143,807	$142,389	$139,247	$135,883	$136,256	$286,196	$267,867
Variable-lease revenue (2)	44,322	50,504	45,684	42,315	39,264	94,826	82,881
Sales-type lease interest income	677	78	71	74	78	755	158
Total lease revenue	188,806	192,971	185,002	178,272	175,598	381,777	350,906
Other property revenue	1,820	1,625	1,483	2,038	1,859	3,445	4,148
Real estate revenues	$190,626	$194,596	$186,485	$180,310	$177,457	$385,222	$355,054

Provision for credit (recoveries) losses on billed lease revenue	$(4)	$84	$26	$108	$(280)	$80	$623

Total revenues	$197,392	$200,637	$197,357	$188,795	$189,915	$398,029	$377,771
Construction contract and other service revenues	(6,766)	(6,041)	(10,872)	(8,485)	(12,458)	(12,807)	(22,717)
Real estate revenues	$190,626	$194,596	$186,485	$180,310	$177,457	$385,222	$355,054

Total interest expense	$24,444	$23,996	$24,324	$20,894	$20,938	$48,440	$41,442
Less: Amortization of deferred financing costs	(794)	(832)	(817)	(657)	(657)	(1,626)	(1,324)
Less: Amortization of net debt discounts and commissions, net of amounts capitalized	(1,076)	(1,217)	(1,282)	(1,070)	(1,060)	(2,293)	(2,111)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	957	947	968	898	759	1,904	1,511
Denominator for interest coverage	23,531	22,894	23,193	20,065	19,980	46,425	39,518
Scheduled principal amortization	260	397	416	458	457	657	918
Denominator for debt service coverage	23,791	23,291	23,609	20,523	20,437	47,082	40,436
Capitalized interest, excluding amortization of deferred financing costs	1,574	1,679	1,714	1,292	1,126	3,253	2,053
Denominator for fixed charge coverage	$25,365	$24,970	$25,323	$21,815	$21,563	$50,335	$42,489

Dividends on unrestricted common and deferred shares	$36,140	$36,134	$34,414	$34,332	$34,324	$72,274	$68,642
Distributions on unrestricted common units	717	711	573	658	666	1,428	1,327
Dividends and distributions on restricted shares and units	247	267	205	209	218	514	454
Total dividends and distributions for GAAP payout ratio	37,104	37,112	35,192	35,199	35,208	74,216	70,423
Dividends and distributions on antidilutive shares and units	(236)	(257)	(198)	(202)	(194)	(493)	(407)
Dividends and distributions for non-GAAP payout ratios	$36,868	$36,855	$34,994	$34,997	$35,014	$73,723	$70,016
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.
(2)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

36	2Q 2026 Supplemental Information Package

COPT Defense Properties
Supplementary Reconciliations of Non-GAAP Measures (1) (continued)
(in thousands)

	6/30/26	3/31/26	12/31/25	9/30/25	6/30/25
Total assets	$4,515,281	$4,458,909	$4,701,790	$4,351,432	$4,286,950
Accumulated depreciation	1,759,411	1,721,016	1,682,367	1,644,472	1,608,032
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	224,598	227,989	228,656	226,312	225,192
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,420	82,353	82,039	82,430	61,026
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,497	16,583	16,000	15,197	14,407
Less: Property - operating lease liabilities	(42,485)	(43,768)	(45,012)	(46,203)	(47,372)
Less: Property - finance lease liabilities	(1,070)	(752)	(363)	(370)	(377)
Less: Cash and cash equivalents	(24,157)	(28,580)	(274,986)	(23,687)	(21,288)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,230)	(1,898)	(2,080)	(1,944)
Adjusted book	$6,529,163	$6,432,520	$6,388,593	$6,247,503	$6,124,626

Gross debt (page 30)	$2,688,290	$2,644,154	$2,866,550	$2,537,891	$2,512,850
Less: Cash and cash equivalents	(24,157)	(28,580)	(274,986)	(23,687)	(21,288)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,230)	(1,898)	(2,080)	(1,944)
Net debt	2,662,801	2,614,344	2,589,666	2,512,124	2,489,618
Costs incurred on fully-leased development properties	(62,558)	(82,576)	(8,226)	(83,794)	(60,302)
Net debt adjusted for fully-leased investment properties	$2,600,243	$2,531,768	$2,581,440	$2,428,330	$2,429,316
(1)Refer to the section entitled “Definitions” for definitions of non-GAAP measures.

37	2Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”). Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures. These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing, and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs and unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities, and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs. We use adjusted book for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that total assets is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income or loss adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs, and certain other expenses that we believe are not relevant to an investor’s evaluation of our ability to repay debt. Adjusted EBITDA also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe represent costs that are not closely correlated to (or associated with) our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance and ability to repay outstanding debt from operations. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Adjusted EBITDA debt service coverage ratio
Adjusted EBITDA divided by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives) and scheduled principal amortization on mortgage loans.

Amortization of acquisition intangibles included in NOI
Amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
FFO adjusted to subtract (1) preferred share dividends, (2) income or loss attributable to noncontrolling interests through ownership of preferred units in COPT Defense Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards, and (5) issuance costs associated with redeemed preferred shares. With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”). Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions. We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
NOI from real estate operations adjusted: to eliminate the effects of straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms, and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants; and prospectively effective 4/1/26, for our investments in sales-type leases, to reflect scheduled lease payments, resulting in adjustments to include lease receivable principal amortization and exclude accretion of unguaranteed residual assets (this change was made prospectively effective 4/1/26 since these adjustments were not material until our acquisition of an investment in a sales-type lease on 4/23/26). Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given

38	2Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements. Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics. In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value. We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties. As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

COPT Defense’s share of NOI from unconsolidated real estate JVs
Net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT Defense’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts, commissions, and premiums, and (e) amortization of settlements of debt hedges; (2) replacement capital expenditures (defined below); and (3) prospectively effective 4/1/26, for our investments in sales-type leases, to reflect scheduled lease payments, resulting in adjustments to include lease receivable principal amortization and exclude accretion of unguaranteed residual assets (this change was made prospectively effective 4/1/26 since these adjustments were not material until our acquisition of an investment in a sales-type lease on 4/23/26). Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares. The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO (which includes discontinued operations, if any) is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Diluted FFO or FFO adjusted to exclude: operating property acquisition costs (for acquisitions classified as business combinations); gain or loss on early extinguishment of debt; demolition costs on redevelopment and nonrecurring improvements; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense, and gains on debt extinguishment); loss on interest rate derivatives; and executive transition costs associated with named executive officers. Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO divided by the sum of the (1) weighted average common shares outstanding during a period, (2) weighted average common units outstanding during a period, and (3) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income or loss available to common shareholders. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

39	2Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions

Diluted FFO per share, as adjusted for comparability
Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by the sum of the (1) weighted average common shares outstanding during a period, (2) weighted average common units outstanding during a period, and (3) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period. We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation, and amortization for real estate (“EBITDAre”)
Net income or loss adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation, and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Net income or loss computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income or loss for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs. We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Debt reported on our consolidated balance sheet adjusted to exclude net discounts, commissions, and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that this measure is useful to investors as it represents our total outstanding debt, including our share of unconsolidated joint venture debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

In-place adjusted EBITDA
Adjusted EBITDA, as further adjusted for: (1) certain events occurring in a three month period to reflect Adjusted EBITDA as if the events occurred at the beginning of such period, including: (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a period made in order to reflect a full period of ownership/operations; (b) properties removed from service or in which we disposed of interests; (c) significant mid-period occupancy changes associated with properties recently placed in service or acquired as if such occupancy changes occurred at the beginning of such period; and (2) adjustments to deferred rental revenue associated with changes in our assessment of collectability. The measure also includes adjustments for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that the pro forma adjustments described above are consistent with the requirements for preparation of amounts presented on a pro forma basis in accordance with Article 11 of Regulation S-X. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance and ability to repay outstanding debt from operations, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the other items noted above that we believe are not closely correlated with our operating performance and are not relevant to an investor’s evaluation of our ability to repay debt. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts, commissions, and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period. The measure also includes adjustments to gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We use net debt for purposes of calculating our net debt to adjusted book, which we believe is a useful supplemental measure for investors to use in further understanding the relationship of our outstanding debt to our assets available to service such debt. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

40	2Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions

Net debt adjusted for fully-leased investment properties
Net debt less costs incurred on properties under development and on operating property acquisitions that were 100% leased. We believe that this supplemental measure is useful in providing investors the impact to our debt of these fully leased properties that are not yet contributing to our adjusted EBITDA. We believe that debt reported on our consolidated balance sheet is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt to Adjusted book
Net debt divided by Adjusted book (defined above).

Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio
Net debt or Net debt adjusted for fully-leased investment properties divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
Consolidated real estate revenues; consolidated property operating expenses; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT Defense’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing, and general, administrative, and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Property groupings, and individual properties. We believe that net income or loss is the most directly comparable GAAP measure to this non-GAAP measure.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
NOI from real estate operations or Adjusted EBITDA divided by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, and gains or losses on interest rate derivatives), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares, and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
NOI from real estate operations or Adjusted EBITDA divided by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts, commissions, and premiums, net of amounts capitalized, gains on losses on interest rate derivatives, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
The sum of dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership to the extent they are dilutive in the respective FFO per share numerators divided by the respective non-GAAP measures.

Replacement capital expenditures
Tenant improvements and incentives, building improvements, and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there), or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Property NOI from real estate operations and Same Property cash NOI from real estate operations
NOI, or Cash NOI, from real estate operations of Same Property groupings. We believe that these are important supplemental measures of Same Property operating performance for the same reasons discussed above for NOI from real estate operations and Cash NOI from real estate operations.

41	2Q 2026 Supplemental Information Package

COPT Defense Properties
Definitions
Other Definitions
Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.
Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of ARR allocable to COPT Defense’s ownership interest. We consider ARR to be a useful measure for analyzing revenue sources because, since it is point-in-time based, it does not contain increases and decreases in revenue associated with periods in which lease terms were not in effect; historical revenue under GAAP does contain such fluctuations. We find the measure particularly useful for leasing, tenant, segment, and industry analysis. In instances in which we report ARR per occupied square foot, the measure excludes revenue from leases not associated with our buildings.
Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.
Cash Rent — Monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (average for first 12 months of term for new or renewed leases or as of lease expiration for expiring leases). We believe that cash rent is a useful measure for evaluating the rental rates at the time rent payments commence for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Committed Cost per Square Foot — Tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions, and estimated turn key costs and excludes lease incentives. We believe this is a useful measure for evaluating our costs associated with obtaining new leases.
Compound Annual Growth Rate — The compound annual growth rate for renewed space between the first year cash rent of the expired lease and the first year cash rent of the renewal lease.
Debt to Net Income Ratio — Debt reported on our consolidated balance sheet divided by net income for the three month period that is annualized by multiplying by four. We do not present this ratio for periods with a net loss.
Defense/IT Portfolio — Properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions.
Development Properties — Properties under, or contractually committed for, development.
Equity Market Capitalization — The sum of: (1) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (2) the liquidation value of preferred shares and preferred units in our operating partnership.
First Generation Space — Newly-developed or redeveloped space that has never been occupied.
Investment Space Leased — Vacant space leased within two years of the shell completion date for development properties or acquisition date for operating property acquisitions.
Net Income to Interest Expense Ratio — Net income reported on our consolidated statements of operations divided by interest expense. We do not present this ratio for periods with a net loss.
Net Income Payout Ratio — The sum of (1) dividends on common and deferred shares and distributions to holders of interests in the Operating Partnership divided by (2) net income. We do not present this ratio for periods with a net loss.
Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).
Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.
Same Property — Operating properties stably owned and 100% operational since at least 1/1/25.
Second Generation Space — Space leased that has been previously occupied.
Straight-line Rent — Annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases). We believe that straight-line rent is a useful measures for evaluating the rental rates over the related lease terms for our leasing activity, including changes in such rates relative to rates that may have been previously in place.
Total Market Capitalization — The sum of: (1) consolidated outstanding debt, excluding net discounts, commissions, and premiums and deferred financing costs; (2) the product of the closing price of our common shares on the NYSE and the sum of (a) common shares outstanding and (b) common units outstanding; and (3) the liquidation value of preferred shares and preferred units in our operating partnership.
Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.
Vacancy Leasing Activity Ratio — Square footage associated with prospective tenants for vacant square feet in service divided by total vacant square feet in service.
Vacant Space Leased — Leasing of vacated second-generation space and vacant space leased in development properties and operating property acquisitions after two years from such properties’ shell completion or acquisition date.

42	2Q 2026 Supplemental Information Package

NEWS RELEASE

IR Contacts:
Venkat Kommineni, CFA	Michelle Layne
443.285.5587	443.285.5452
venkat.kommineni@copt.com	michelle.layne@copt.com

COPT Defense Reports Second Quarter 2026 Results
_______________________________________________________________

EPS of $0.40
FFO per Share, As Adjusted for Comparability, of $0.71
4.4% FFO per Share Growth Year-over-Year
2-cents above the Midpoint of Guidance

Increased Midpoint of 2026 FFO per Share Guidance by 2-cents to $2.78
Implies 2.2% FFO per Share Growth for the Year

Same Property Cash NOI Increased 7.4%
Increased Midpoint of 2026 Guidance by 100 basis points to 4%

Occupancy and Leased Levels
Total Portfolio 94.1% Occupied and 95.6% Leased
Defense/IT Portfolio 95.1% Occupied and 96.4% Leased
_______________________________________________________________

Leasing Activity
Total Leasing in 2Q26 and 1H26 of 518,000 SF and 2.2 million SF, respectively

Vacancy Leasing in 2Q26 and 1H26 of 139,000 SF and 231,000 SF, respectively
Increased Annual Target to 475,000 SF from 400,000 SF

Renewal Leasing in 2Q26 and 1H26 of 347,000 SF and 1.5 million SF, respectively

Tenant Retention in 2Q26 and 1H26 of 68% and 84%, respectively

Investment Leasing in 2Q26 and 1H26 of 32,000 SF and 416,000 SF, respectively
_______________________________________________________________

Investment Activity
Committed $43 million of Capital to a Land and Ground Lease Acquisition in Chantilly, VA
Increased 2026 Guidance Target by $45 million to $335 million
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) July 27, 2026 - COPT Defense Properties (“COPT Defense” or the “Company”) (NYSE: CDP) announced results for the second quarter ended June 30, 2026.

i

Management Comments

Stephen E. Budorick, COPT Defense’s President & Chief Executive Officer, commented, “Our performance during the first half of the year exceeded our plan and expectations in every respect. Our financial results, occupancy, leasing activity, and capital commitments to new investments continue to illustrate the benefits and opportunities from the strong demand for our portfolio, as FFO per share exceeded the midpoint of our guidance by $0.02 in the second quarter.

We increased the midpoint of 2026 FFO per share guidance by $0.02 to $2.78, which is $0.03 above our initial guidance. This is even more impressive considering this overcomes roughly $0.035 of incremental dilution from our Exchangeable Notes relative to our initial guidance, resulting from our 37% share price increase year-to-date. We also increased the midpoint of 2026 guidance for same property cash NOI growth by 100 basis points to 4.0%, the change in cash rents on renewals by 100 basis points to 3.0%, and capital commitment to new investments by $45 million to $335 million. Additionally, we raised our target for vacancy leasing by nearly 20% from 400,000 square feet to 475,000 square feet, based on the 231,000 square feet signed in the first half of the year, and our strong pipeline of deals in advanced negotiations.

We expect bipartisan support for growth in defense spending will continue, as the FY 2027 Budget Request calls for a 28% increase in the base budget to nearly $1.1 trillion, which excludes any additional funding from reconciliation. The FY 2027 Budget Requests also calls for meaningful increases in funding for the priority missions our portfolio supports, which includes intelligence, cybersecurity, and missile defense, thereby creating a favorable environment for continued demand in our portfolio."

Financial Highlights

2nd Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.40 for the quarter ended June 30, 2026, compared to $0.34 for the quarter ended June 30, 2025.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition and as adjusted for comparability, was $0.71 for the quarter ended June 30, 2026, compared to $0.68 for the quarter ended June 30, 2025.

Operating Performance Highlights

Operating Portfolio Summary:
•At June 30, 2026, the Company’s 25.3 million square foot total portfolio was 94.1% occupied and 95.6% leased, which includes the 23.3 million square foot Defense/IT Portfolio that was 95.1% occupied and 96.4% leased.

Same Property Performance:
•At June 30, 2026, the Company’s 24.6 million square foot Same Property portfolio was 94.5% occupied and 95.4% leased.

•The Company’s Same Property cash NOI increased 7.4% in the quarter ended June 30, 2026 compared to the same period in 2025.

Leasing:
•Total Square Feet Leased: For the quarter ended June 30, 2026, the Company leased 518,000 square feet, including 347,000 square feet of renewals, 139,000 square feet of vacancy leasing, and 32,000 square feet of investment leasing. For the six months ended June 30, 2026, the Company executed 2.2 million square feet of total leasing, including 1.5 million square feet of renewals, 231,000 square feet of vacancy leasing, and 416,000 square feet of investment leasing.

•Tenant Retention Rates: During the quarter ended June 30, 2026, the Company renewed 68.4% of expiring square feet in its total portfolio. During the six months ended June 30, 2026, the Company renewed 84.4% of expiring square feet in its total portfolio.

•Rent Spreads and Average Escalations on Renewing Leases: For the quarter and six months ended June 30, 2026, straight-line rents on renewals increased 4.4% and 10.9%, respectively, and cash rents on renewed space decreased 0.2% and increased 3.2%, respectively, while annual escalations on renewing leases averaged 2.5% and 3.0%, respectively.

•Lease Terms: In the quarter ended June 30, 2026, lease terms averaged 2.9 years on renewing leases, 7.0 years on vacancy leasing, and 10.0 years on investment leasing. For the six months ended June 30, 2026, lease terms averaged 4.1 years on renewing leases, 6.8 years on vacancy leasing, and 13.1 years on investment leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of six properties totaling 885,000 square feet that were 73% leased as of June 30, 2026. These projects represent a total estimated investment of $440 million, of which $115 million was spent as of June 30, 2026.

•Acquisition: On April 23, 2026, the Company acquired approximately 17 acres of land for approximately $43 million, subject to a ground lease on which two buildings at Mission Ridge 1 + 2, located at 15020 and 15030 Conference Center Drive in Chantilly, Virginia, were developed. The buildings are fully leased to the U.S. Government and defense contractors.
▪Please see pages 25-27 of the Company’s 2Q26 Results Presentation (refer to the ‘Associated Supplemental Presentation’ section below).

Balance Sheet and Capital Transaction Highlights
•For the quarter ended June 30, 2026, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.4x.

•At June 30, 2026, the Company’s net debt to in-place adjusted EBITDA ratio was 6.0x and its net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio was 5.9x.

•At June 30, 2026, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 3.8% with a weighted average maturity of 4.3 years (assuming exercise of available extension options), and 82% of the Company’s debt was subject to fixed interest rates.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its second quarter 2026 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT Defense’s Investors website:
https://investors.copt.com/financial-information/financial-results

2026 Guidance
Management is revising and increasing the midpoint of its full-year guidance for diluted EPS and diluted FFOPS, per Nareit and as adjusted for comparability of $1.24-$1.30 and $2.73-$2.79, respectively, to new ranges of $1.39-$1.43 and $2.76-$2.80, respectively. Management is establishing third quarter guidance for diluted EPS and diluted FFOPS per Nareit and as adjusted for comparability at $0.37-$0.39 and $0.68-$0.70, respectively. Reconciliations of projected diluted EPS to projected diluted FFOPS, in accordance with Nareit and as adjusted for comparability, are as follows:

Reconciliation of Diluted EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter Ending September 30, 2026		Year Ending December 31, 2026
	Low	High	Low	High
Diluted EPS	$0.37	$0.39	$1.39	$1.43
Real estate-related depreciation and amortization	0.37	0.37	1.50	1.50
Gain on sales of real estate	(0.06)	(0.06)	(0.13)	(0.13)
Diluted FFOPS, Nareit definition and as adjusted for comparability	$0.68	$0.70	$2.76	$2.80

The Company detailed its initial full year guidance, with supporting assumptions, in a separate press release issued February 5, 2026; that release can be found in the ‘News & Events – Press Releases’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/press-releases

Conference Call Information
Management will discuss second quarter 2026 results on its conference call tomorrow, details of which are listed below:

Conference Call Date: Tuesday, July 28, 2026
Time: 12:00 p.m. Eastern Time

Participants must register for the conference call at the link below to receive the dial-in number and personal pin. Registering only takes a few moments and provides direct access to the conference call without waiting for an operator. You may register at any time, including up to and after the call start time:
https://register-conf.media-server.com/register/BI747d6d14370a47ff9a560c5239e7db6a

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT Defense’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast only on COPT Defense’s Investors website and will be maintained on the website for approximately 90 days after the conference call.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT Defense
COPT Defense, an S&P MidCap 400 Company, is a self-managed REIT focused on owning, operating, and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (referred to as its Defense/IT Portfolio). The Company’s tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements. As of June 30, 2026, the Company’s Defense/IT Portfolio of 202 properties, including 24 owned through unconsolidated joint ventures, encompassed 23.3 million square feet and was 96.4% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan,” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates, and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates, and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates, and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

v

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenues
Lease revenue	$188,806	$175,598	$381,777	$350,906
Other property revenue	1,820	1,859	3,445	4,148
Construction contract and other service revenues	6,766	12,458	12,807	22,717
Total revenues	197,392	189,915	398,029	377,771
Operating expenses
Property operating expenses	72,586	66,915	154,021	138,955
Depreciation and amortization associated with real estate operations	42,289	39,573	84,974	78,932
Construction contract and other service expenses	6,023	11,873	11,575	21,578
General and administrative expenses	9,237	8,202	17,693	16,350
Leasing expenses	3,089	2,613	6,083	5,612
Business development expenses and land carry costs	938	1,096	2,137	2,105
Total operating expenses	134,162	130,272	276,483	263,532
Interest expense	(24,444)	(20,938)	(48,440)	(41,442)
Interest and other income, net	2,973	1,223	6,928	2,791
Gain on sales of real estate	6,442	—	7,024	300
Income before equity in income of unconsolidated entities and income taxes	48,201	39,928	87,058	75,888
Equity in income of unconsolidated entities	392	355	1,798	726
Income tax expense	(34)	(117)	(158)	(220)
Net income	48,559	40,166	88,698	76,394
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(1,038)	(846)	(1,850)	(1,572)
Other consolidated entities	(1,084)	(973)	(1,855)	(1,735)
Net income attributable to common shareholders	$46,437	$38,347	$84,993	$73,087

Earnings per share (“EPS”) computation
Numerator for diluted EPS
Net income attributable to common shareholders	$46,437	$38,347	$84,993	$73,087
Amount allocable to share-based compensation awards	(183)	(112)	(343)	(229)
Numerator for diluted EPS	$46,254	$38,235	$84,650	$72,858
Denominator
Weighted average common shares - basic	112,871	112,459	112,839	112,421
Dilutive effect of share-based compensation awards	938	765	984	744
Dilutive exchangeable debt	1,087	—	763	—
Weighted average common shares - diluted	114,896	113,224	114,586	113,165
Diluted EPS	$0.40	$0.34	$0.74	$0.64

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$48,559	$40,166	$88,698	$76,394
Real estate-related depreciation and amortization	42,289	39,573	84,974	78,932
Gain on sales of real estate	(6,442)	—	(7,024)	(300)
Depreciation and amortization on unconsolidated real estate JVs	726	732	1,468	1,473
Gain on sale of real estate on unconsolidated real estate JV	(130)	—	(1,276)	—
Funds from operations (“FFO”)	85,002	80,471	166,840	156,499
FFO allocable to other noncontrolling interests	(1,433)	(1,382)	(2,564)	(2,540)
Basic FFO allocable to share-based compensation awards	(617)	(550)	(1,220)	(1,080)
Basic FFO available to common share and common unit holders (“Basic FFO”)	82,952	78,539	163,056	152,879
Diluted FFO adjustments allocable to share-based compensation awards	63	96	127	201
Diluted FFO available to common share and common unit holders and as adjusted for comparability	83,015	78,635	163,183	153,080
Straight line rent adjustments and lease incentive amortization	5,377	(1,836)	4,047	(3,535)
Amortization of intangibles and other assets included in net operating income (“NOI”)	106	64	166	226
Sales-type lease adjustments	101	—	101	—
Share-based compensation, net of amounts capitalized	3,376	2,924	6,562	5,778
Amortization of deferred financing costs	794	657	1,626	1,324
Amortization of net debt discounts and commissions, net of amounts capitalized	1,076	1,060	2,293	2,111
Replacement capital expenditures	(25,117)	(23,919)	(44,322)	(45,383)
Other	386	75	542	156
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$69,114	$57,660	$134,198	$113,757
Diluted FFO per share	$0.71	$0.68	$1.40	$1.33
Diluted FFO per share, as adjusted for comparability	$0.71	$0.68	$1.40	$1.33
Dividends/distributions per common share/unit	$0.32	$0.305	$0.64	$0.61

COPT Defense Properties
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	June 30, 2026	December 31, 2025
Balance sheet data
Properties, net of accumulated depreciation	$3,813,468	$3,783,477
Total assets	$4,515,281	$4,701,790
Debt per balance sheet	$2,592,436	$2,767,834
Total liabilities	$2,909,439	$3,114,115
Redeemable noncontrolling interest	$24,881	$25,506
Total equity	$1,580,961	$1,562,169
Debt to assets	57.4%	58.9%
Net debt to adjusted book	40.8%	40.5%

Defense/IT Portfolio data (as of period end)
Number of operating properties	202	201
Total operational square feet (in thousands)	23,316	23,159
% Occupied	95.1%	95.5%
% Leased	96.4%	96.5%

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2026		2025		2026		2025
GAAP
Payout ratio
Net income	76.4%		87.7%		83.7%		92.2%
Debt ratios
Net income to interest expense ratio	2.0	x	1.9	x	1.8	x	1.8	x
Debt to net income ratio	13.3	x	15.2	x	N/A		N/A
Non-GAAP
Payout ratios
Diluted FFO	44.4%		44.5%		45.2%		45.7%
Diluted FFO, as adjusted for comparability	44.4%		44.5%		45.2%		45.7%
Diluted AFFO	53.3%		60.7%		54.9%		61.5%
Debt ratios
Adjusted EBITDA fixed charge coverage ratio	4.4	x	4.9	x	4.3	x	4.8	x
Net debt to in-place adjusted EBITDA ratio	6.0	x	5.9	x	N/A		N/A
Net debt adjusted for fully-leased investment properties to in-place adjusted EBITDA ratio	5.9	x	5.8	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	114,896		113,224		114,586		113,165
Weighted average common units	2,231		2,177		2,147		2,113
Denominator for diluted FFO per share and as adjusted for comparability	117,127		115,401		116,733		115,278

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Numerators for payout ratios
Dividends on unrestricted common and deferred shares	$36,140	$34,324	$72,274	$68,642
Distributions on unrestricted common units	717	666	1,428	1,327
Dividends and distributions on restricted shares and units	247	218	514	454
Total dividends and distributions for GAAP payout ratio	37,104	35,208	74,216	70,423
Dividends and distributions on antidilutive shares and units	(236)	(194)	(493)	(407)
Dividends and distributions for non-GAAP payout ratios	$36,868	$35,014	$73,723	$70,016

Reconciliation of net income to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA, and in-place adjusted EBITDA
Net income	$48,559	$40,166	$88,698	$76,394
Interest expense	24,444	20,938	48,440	41,442
Income tax expense	34	117	158	220
Real estate-related depreciation and amortization	42,289	39,573	84,974	78,932
Other depreciation and amortization	466	468	882	1,010
Gain on sales of real estate	(6,442)	—	(7,024)	(300)
Adjustments from unconsolidated real estate JVs	1,658	1,515	2,308	3,033
EBITDAre	111,008	102,777	218,436	200,731
Credit loss (recoveries) expense	(978)	1,187	(1,347)	1,702
Business development expenses	650	741	1,452	1,334
Executive transition costs	—	21	—	78
Net gain on other investments	—	—	(29)	—
Adjusted EBITDA	110,680	104,726	$218,512	$203,845
Pro forma NOI adjustment for property changes within period	—	57
Change in collectability of deferred rental revenue	—	20
In-place adjusted EBITDA	$110,680	$104,803

Reconciliations of tenant improvements and incentives, building improvements, and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$19,905	$15,293	$35,804	$29,051
Building improvements	2,892	5,641	4,034	7,513
Leasing costs	1,420	4,929	2,967	8,390
Net additions to (exclusions from) tenant improvements and incentives	1,167	(241)	2,091	3,297
Excluded building improvements	(267)	(1,703)	(574)	(1,904)
Excluded leasing costs	—	—	—	(964)
Replacement capital expenditures	$25,117	$23,919	$44,322	$45,383

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Reconciliation of interest expense to the denominator for fixed charge coverage-Adjusted EBITDA
Interest expense	$24,444	$20,938	$48,440	$41,442
Less: Amortization of deferred financing costs	(794)	(657)	(1,626)	(1,324)
Less: Amortization of net debt discounts and commissions, net of amounts capitalized	(1,076)	(1,060)	(2,293)	(2,111)
COPT Defense’s share of interest expense of unconsolidated real estate JVs, excluding amortization of deferred financing costs and net debt premium and gain or loss on interest rate derivatives	957	759	1,904	1,511
Scheduled principal amortization	260	457	657	918
Capitalized interest, excluding amortization of deferred financing costs	1,574	1,126	3,253	2,053
Denominator for fixed charge coverage-Adjusted EBITDA	$25,365	$21,563	$50,335	$42,489

Reconciliation of net income to NOI from real estate operations, same property NOI from real estate operations, and same property cash NOI from real estate operations
Net income	$48,559	$40,166	$88,698	$76,394
Construction contract and other service revenues	(6,766)	(12,458)	(12,807)	(22,717)
Depreciation and other amortization associated with real estate operations	42,289	39,573	84,974	78,932
Construction contract and other service expenses	6,023	11,873	11,575	21,578
General and administrative expenses	9,237	8,202	17,693	16,350
Leasing expenses	3,089	2,613	6,083	5,612
Business development expenses and land carry costs	938	1,096	2,137	2,105
Interest expense	24,444	20,938	48,440	41,442
Interest and other income, net	(2,973)	(1,223)	(6,928)	(2,791)
Gain on sales of real estate	(6,442)	—	(7,024)	(300)
Equity in income of unconsolidated entities	(392)	(355)	(1,798)	(726)
Unconsolidated real estate JVs NOI allocable to COPT Defense included in equity in income of unconsolidated entities	2,050	1,870	4,106	3,759
Income tax expense	34	117	158	220
NOI from real estate operations	120,090	112,412	235,307	219,858
Non-Same Property NOI from real estate operations	(5,123)	(505)	(9,959)	(905)
Same Property NOI from real estate operations	114,967	111,907	225,348	218,953
Straight line rent adjustments and lease incentive amortization	6,544	(1,282)	7,221	(3,093)
Amortization of acquired above- and below-market rents	125	65	205	129
Lease termination fees, net	(808)	(728)	(2,020)	(1,562)
Tenant funded landlord assets and lease incentives	(8,528)	(5,223)	(11,846)	(8,636)
Cash NOI adjustments in unconsolidated real estate JVs	(287)	(220)	(642)	(480)
Sales-type lease adjustments	239	—	239	—
Same Property Cash NOI from real estate operations	$112,252	$104,519	$218,505	$205,311

x

COPT Defense Properties
Summary Financial Data
(unaudited)
(in thousands)

	June 30, 2026	December 31, 2025
Reconciliation of total assets to adjusted book
Total assets	$4,515,281	$4,701,790
Accumulated depreciation	1,759,411	1,682,367
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	224,598	228,656
COPT Defense’s share of liabilities of unconsolidated real estate JVs	82,420	82,039
COPT Defense’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	16,497	16,000
Less: Property - operating lease liabilities	(42,485)	(45,012)
Less: Property - finance lease liabilities	(1,070)	(363)
Less: Cash and cash equivalents	(24,157)	(274,986)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,898)
Adjusted book	$6,529,163	$6,388,593

	June 30, 2026	December 31, 2025	June 30, 2025
Reconciliation of debt to net debt and net debt adjusted for fully-leased investment properties
Debt per balance sheet	$2,592,436	$2,767,834	$2,438,591
Net discounts and commissions and deferred financing costs	20,604	23,466	20,509
COPT Defense’s share of unconsolidated JV gross debt	75,250	75,250	53,750
Gross debt	2,688,290	2,866,550	2,512,850
Less: Cash and cash equivalents	(24,157)	(274,986)	(21,288)
Less: COPT Defense’s share of cash of unconsolidated real estate JVs	(1,332)	(1,898)	(1,944)
Net debt	2,662,801	2,589,666	2,489,618
Costs incurred on fully-leased development properties	(62,558)	(8,226)	(60,302)
Net debt adjusted for fully-leased investment properties	$2,600,243	$2,581,440	$2,429,316

Investor Relations

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President, Investor Relations

Michelle Layne
Senior Manager, Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive
Suite 300
Columbia, Maryland 21046
443.285.5400
ir@copt.com

COPT DEFENSE PROPERTIES

CDP
LISTED
NYSE